Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR 2013 FOURTH QUARTER AND FULL YEAR

● 2013 revenues flat year over year at $2.9 billion, while OIBDAN1 rose 4% to $691 million, excluding foreign exchange and divestitures
● Full year Americas revenues were up 1% and OIBDAN increased 4%, while International revenues declined 1% and OIBDAN climbed 9%, excluding foreign exchange and divestitures

----------------

San Antonio, February 20, 2014 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the fourth quarter and full year ended December 31, 2013.

“As the economic recovery in the U.S. and around the world gains momentum, CEO William Eccleshare and his team have put Clear Channel Outdoor in the best possible position to partner effectively with local, national and global advertisers,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc.  “Just as critical to our success is our leadership in innovative digital technologies that are transforming the industry’s engagement with increasingly mobile consumers.  We have never been better prepared to help advertisers meet their marketing needs and make the most of the growing out-of-home trend worldwide.”

“With our global scale and efficiencies, we identified and developed best-in-class new technologies and groundbreaking initiatives in 2013 and continued to build strong relationships with advertisers globally,” said Chief Executive Officer William Eccleshare.  “Our digital and interactive outdoor assets offer a depth of consumer engagement never before available, and we are helping our advertisers realize the increasing value of reaching the mobile consumer. Our focus this year is on future growth and profitability, especially in our digital displays, emerging markets and our national advertising business in the U.S.  We continue to drive strong growth in many U.S. markets, as well as China, Singapore, Brazil, Chile and other emerging markets, and we are boosting our share of the European advertising markets.”

Full Year 2013 Results

Consolidated revenues were flat at $2.95 billion for the full year 2013 compared to 2012, driven by growth at Americas that was offset by a decline at International.  Excluding the effects of movements in foreign exchange rates and divestiture of businesses during the third quarter of 2012,1,3 revenues were up less than 1%.

●
Americas revenues rose $11 million, or 1%, on a reported basis compared to 2012.  New contracts drove higher occupancy and rates in traditional bulletins and posters, while higher revenues in digital displays were due to higher occupancy and capacity.  Partially offsetting the growth of digital was the absence of revenue from the 77 digital boards in Los Angeles that were turned off due to a court ruling.

●
International revenues increased $3 million, or less than 1%, after adjusting for divestitures during the third quarter of 2012 ($20 million revenue reduction) and a $5 million increase from movements in foreign exchange rates.  Revenue growth in emerging markets, including China and Brazil, as well as strong performance in the UK, were offset in part by declines in developed markets, some of which faced challenging economic conditions, such as France.  On a reported basis, revenues decreased $12 million, or 1%, compared to 2012.

The Company’s OIBDAN1 grew 4% to $691 million in 2013 compared to $664 million in 2012 on a reported basis.  2013 OIBDAN increased $33 million, excluding the effects of movements in foreign exchange rates and divestiture of businesses.  Included in the 2013 OIBDAN of $691 million were $36 million of operating and corporate expenses related to the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to the business and improve operating efficiencies, as well as $25 million of litigation expenses.  OIBDAN for 2012 reflected $44 million of such expenses, as well as $12 million of litigation expenses and $27 million of legal and other costs in Latin America, which did not recur in 2013.

The Company’s consolidated EBITDA, as defined under the CCWH Senior Notes indenture, was $780 million in 2013, down 1% from 2012.

The Company’s consolidated net loss totaled $24 million for 2013 compared to a consolidated net loss of $159 million in 2012, due primarily to the loss on extinguishment of debt in 2012 that did not recur in 2013, lower interest expense and higher operating income.

Fourth Quarter 2013 Results

Consolidated revenues totaled $806 million, a $3 million increase compared to the fourth quarter of 2012.

●
Americas revenues decreased $6 million, or 2%, driven by lower revenues at airports due to lost contracts and the absence of revenue from the 77 digital boards in Los Angeles that were turned off due to a court ruling.  Partially offsetting these declines were higher occupancy and rate on traditional bulletins, as well as our growth from rising rates, capacity and occupancy of digital bulletins in our markets.

●
International revenues rose $9 million, or 2%.  Revenue growth in emerging markets, including China, was partly offset by declines in developed markets, some of which faced challenging economic conditions, such as France.

The Company’s OIBDAN1 increased 8%, or $18 million, to $223 million for the three months ended December 31, 2013, compared to $205 million in the same period of 2012.  Included in the 2013 fourth quarter OIBDAN were $13 million of operating and corporate expenses associated with the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies, a decrease of $5 million compared to the same period in 2012.

The Company’s consolidated net income totaled $19 million in the fourth quarter of 2013 compared to a consolidated net loss of $139 million in the same period of 2012.  This was due primarily to the loss on extinguishment of debt in 2012 that did not recur in 2013, higher operating income and lower interest expense.

Key Highlights

The Company’s recent key highlights include:

Americas

●	Installing 67 new digital billboards for a year-end total of 1,148 across 37 U.S. markets.

●	Putting up three new full-motion digital billboards at the highly trafficked Penn Plaza, across from Madison Square Garden in New York City.

●	Launching 75 advertising displays and two digital screens in Boston’s South Station and becoming the new operator and media provider for the San Diego Metropolitan System’s 400-plus bus shelters.

●
Partnering with Washington State Municipalities and Seahawks sponsors to pay tribute to Super Bowl-winning Seattle Seahawks by dedicating 20 billboards within two miles of CenturyLink Field for two weeks to Seahawks’ fans as “the best in the NFL.”

●
Launching Clear Channel Airports’ new indoor digital media network for Philadelphia International Airport; renewing our multi-year deal with Signature Flight Support, the exclusive media provider for the company’s 62 private aviation terminals in the U.S; and announcing the first 24-hour-a-day airport radio station – AIR Chicago – from Clear Channel Airports and iHeartRadio for O’Hare and Midway travelers.

●
Naming Kenneth Shapiro, an eighteen-year veteran of Turner Broadcasting Sales, as Executive Vice President of Sales for Clear Channel Outdoor – North America, responsible for sales to national clients in the U.S. and maximizing the results of all local selling in the U.S. and Canada.

International

●
Contracting with the City of Rio de Janeiro in Brazil to convert static panels to digital on 70 clocks situated along the iconic beaches of Copacabana, Ipanema, Leblon and other high traffic spots in Rio City.  These premium sites will be ready for advertisers for the 2014 FIFA World Cup Brazil.

●
Becoming the exclusive operator of advertising space at Rome’s two airports to reach the 41 million air passengers traveling through Italy’s capital annually with new technology and state-of-the-art digital panels.

●
Winning a five-year contract with Sydney Trains to roll out one of the largest digital out-of-home infrastructures in the Sydney outdoor market, including an extensive network planned across premium concourse precincts at Sydney’s Central Business District key railway stations.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2013	2012		2013	2012
Revenue1
Americas	337,620	343,407	(2%)	1,290,452	1,279,257	1%
International3	468,476	459,787	2%	1,655,738	1,667,687	(1%)
Consolidated revenue	$806,096	$803,194	0%	$2,946,190	$2,946,944	(0%)

Operating expenses1,2
Americas	202,493	212,938	(5%)	787,401	793,585	(1%)
International3	349,946	356,868	(2%)	1,350,899	1,384,569	(2%)
Consolidated operating expenses	$552,439	$569,806	(3%)	$2,138,300	$2,178,154	(2%)

OIBDAN1
Americas	135,127	130,469	4%	503,051	485,672	4%
International3	118,530	102,919	15%	304,839	283,118	8%
Corporate1	(30,886)	(28,036)	10%	(116,674)	(105,243)	11%
Consolidated OIBDAN	$222,771	$205,352	8%	$691,216	$663,547	4%

Certain prior period amounts have been reclassified to conform to the 2013 presentation of financials throughout the press release.

1
See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income; (ii) revenues excluding the effects of foreign exchange and divestitures to revenues; (iii) direct operating and SG&A expenses excluding the effects of foreign exchange and divestitures to expenses; (iv) OIBDAN excluding the effects of foreign exchange and divestitures to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2	The Company’s operating expenses include direct operating and SG&A expenses.

3
During 2012, the Company disposed of international businesses.  For the year ended December 31, 2012, these businesses contributed $20 million in revenues, $17 million in operating expenses, and $3 million in OIBDAN.

Americas

Americas revenues grew $11 million, or 1%, in 2013.  New contracts drove higher occupancy and rates in traditional bulletins and posters, while higher revenues in digital displays were due to higher occupancy and capacity.  Partially offsetting the growth of digital was the absence of revenue from the 77 digital boards in Los Angeles that were turned off due to a court ruling.  Revenues also declined in our specialty business and airports business due to lost contracts.

Operating expenses declined $6 million, or 1%, to $787 million for 2013.  Operating expenses in 2013 reflected a decrease in variable expenses, such as site lease expenses related to a decline in revenues in certain product lines that have lower margins.  Expenses in 2013 also included a $9 million decline related to investments in strategic revenue and efficiency initiatives.

OIBDAN increased $17 million, or 4%, to $503 million in 2013 compared to the previous year.  OIBDAN in 2013 included approximately $6 million of expenses related to certain investments in strategic revenue and efficiency initiatives compared to $15 million in 2012.

International

International revenues rose $3 million, or less than 1%, in 2013, after adjusting for divestures during the third quarter of 2012 ($20 million revenue reduction) and a $5 million increase from movements in foreign exchange rates.  Revenue growth in emerging markets, China for example, was partially offset by revenue declines in developed markets, some of which faced challenging economic conditions, such as France.

On a reported basis, revenues decreased $12 million, or 1%, compared to 2012.

Operating expenses decreased $23 million in 2013, adjusting for $17 million of expenses resulting from the divestiture of businesses during the third quarter of 2012 and a $7 million increase from movements in foreign exchange rates.  Operating expenses declined due to a $27 million decrease in legal and other expenses in Latin America that did not recur in 2013 and cost savings from strategic investments made in previous periods, partly offset by higher costs in certain emerging markets and new contracts in markets with greater revenue.

International OIBDAN in 2013 grew $26 million, or 9%, to $306 million, adjusting for the divestiture of businesses during the third quarter of 2012 of $3 million and adjusting for a $2 million increase from movements in foreign exchange rates.  On a reported basis, OIBDAN was up $22 million, or 8%, to $305 million.

Conference Call

The Company, along with its parent company, CC Media Holdings, Inc., will host a conference call to discuss results on February 20, 2014 at 8:30 a.m. Eastern Time.  The conference call number is (800) 260-0719 (U.S. callers) and (612) 234-9962 (International callers) and the passcode for both is 319138.  A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  After the live conference call, a replay will be available for 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 319138.  An archive of the webcast will be available beginning 24 hours after the call for 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue	$806,096	$803,194	$2,946,190	2,946,944
Operating expenses:
Direct operating expenses	412,885	415,821	1,594,728	1,603,492
Selling, general and administrative expenses	139,554	153,985	543,572	574,662
Corporate expenses	32,964	29,609	124,399	115,832
Depreciation and amortization	106,933	106,907	403,170	399,264
Impairment charges	13,150	37,651	13,150	37,651
Other operating income, net	10,575	1,797	22,979	50,943
Operating income	111,185	61,018	290,150	266,986
Interest expense	88,658	100,480	352,783	373,876
Interest income on Due from Clear Channel Communications	14,854	14,779	54,210	63,761
Loss on marketable securities	-	(2,578)	(18)	(2,578)
Equity in earnings (loss) of nonconsolidated affiliates	(1,131)	813	(2,092)	843
Loss on extinguishment of debt	-	(221,071)	-	(221,071)
Other income (expense), net	788	(64)	1,016	(364)
Income (loss) before income taxes	37,038	(247,583)	(9,517)	(266,299)
Income tax benefit (expense)	(17,935)	108,089	(14,809)	107,089
Consolidated net income (loss)	19,103	(139,494)	(24,326)	(159,210)
Less: Amount attributable to noncontrolling interest	6,411	8,916	24,134	23,902
Net income (loss) attributable to the Company	$12,692	$(148,410)	$(48,460)	$(183,112)

For the three months ended December 31, 2013, foreign exchange rate movements increased the Company’s revenues by $2 million and raised direct operating and SG&A expenses by $2 million.  For the year ended December 31, 2013, foreign exchange rate movements increased the Company’s revenues by $4 million and direct operating and SG&A expenses by $5 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2013 and 2012:

(In millions)	December 31,
	2013	2012
Cash and cash equivalents	$314.5	$562.0
Total current assets	1,238.4	1,509.3
Net property, plant and equipment	2,081.1	2,207.7
Due from Clear Channel Communications	879.1	729.2
Total assets	6,759.4	7,105.8

Current liabilities (excluding current portion of long term debt)	757.6	802.0
Long-term debt (including current portion of long term debt)	4,935.4	4,944.8
Shareholder's deficit	160.1	446.1

TABLE 3 - Total Debt

At December 31, 2013 and 2012, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	December 31,
	2013	2012
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.7	$735.7
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:		-
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other debt	17.1	27.1
Original issue discount	(6.7)	(7.3)
Total debt	4,935.4	4,944.8
Cash	314.5	562.0
Net Debt	$4,620.9	$4,382.8

The current portion of long-term debt was $16.0 million and $9.4 million as of December 31, 2013 and 2012, respectively.

Liquidity and Financial Position

For the year ended December 31, 2013, cash flow provided by operating activities was $415 million, cash flow used for investing activities totaled $178 million, cash flow used for financing activities was $484 million, and there was no impact from movements in foreign exchange rates on cash.  The net decrease in cash was $247 million.

Capital expenditures for the year ended December 31, 2013, were approximately $206 million compared to $276 million for the same period in 2012.  In 2014, capital expenditures are expected to be approximately $200 million.

On October 21, 2013,  in accordance with the terms of the Stipulation of Settlement, dated July 8, 2013, among  the Company, a special litigation committee consisting of certain independent directors of the Company, Clear Channel Communications, Inc. (“CCU”), the Company’s indirect parent company, and the other parties thereto, the Company announced that (i) it notified CCU of its intent to make a demand (the “Demand”) for repayment on November 8, 2013 of $200,000,000 outstanding under the Revolving Promissory Note, dated as of November 10, 2005, between CCU, as maker, and the Company, as payee (as amended by the first amendment dated as of December 23, 2009, the “Due from CCU Note”), and (ii) its board of directors declared a special cash dividend payable in cash on November 8, 2013 to Class A and Class B stockholders of record at the closing of business on November 5, 2013, in an aggregate amount equal to $200,000,000 (or approximately $0.56 per share), conditioned only on CCU satisfying the Demand.  As the indirect parent of the Company, CCU received approximately 88% of the proceeds from the dividend through its wholly-owned subsidiaries.  The remaining approximately 12% of the proceeds from the dividend, or approximately $24 million, were paid to the public stockholders of the Company.  Following satisfaction of the Demand, the balance outstanding under the Due from CCU Note was reduced by $200,000,000.  As of December 31, 2013, the outstanding balance of the Due from CCU Note was $879,108,124.

During 2013, the Company entered into a $75 million, five-year senior secured revolving credit facility for working capital to issue letters of credit and for other general corporate purposes.  At December 31, 2013, there were no amounts outstanding under the revolving credit facility.

Consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.3:1 at December 31, 2013, and senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.5:1 at December 31, 2013.  As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $780 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses; (iii) non-cash charges; and (iv) various other items.

The following table reflects a reconciliation of EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the year ended December 31, 2013:

(In millions) Note numbers may not sum due to rounding	Year Ended
December 31, 2013
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$780
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Cost incurred in connection with closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(39)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(19)
Non-cash charges	(22)
Other items	(8)
Less: Depreciation and amortization, Impairment charges, Other operating income (expenses), net, and Share-based compensation expense	(402)
Operating income	290
Plus: Depreciation and amortization, Impairment charges, Other operating income (expenses), net, and Share-based compensation expense	402
Less: interest expense	(353)
Plus: Interest income on Due from Clear Channel Communications	54
Less: Current income tax benefit	(46)
Plus: Other income, net	1
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	14
Change in assets and liabilities, net of assets acquired and liabilities assumed	53
Net cash provided by operating activities	$415

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and years ended December 31, 2013 and 2012.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Loss on marketable securities; Interest expense; Interest income on Due from Clear Channel Communications; Loss on extinguishment of debt; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.  In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2013 actual foreign revenues, expenses and OIBDAN at average 2012 foreign exchange rates) allows for comparison of operations independent of movements in foreign exchange rates.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange and divestitures to revenues; (iii) Expenses excluding the effects of foreign exchange and divestitures to expenses; (iv) OIBDAN excluding the effects of foreign exchange and divestitures to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income
(In thousands)	Operating income	Non-cash compensation expenses	Depreciation and amortization	Other operating income, net and impairment charges	OIBDAN
Three Months Ended December 31, 2013
Americas	$82,786	$-	$52,341	$-	$135,127
International	64,616	-	53,914	-	118,530
Impairment Charges	(13,150)	-	-	13,150	-
Corporate	(33,642)	2,078	678	-	(30,886)
Other operating income, net	10,575	-	-	(10,575)	-
Consolidated	$111,185	$2,078	$106,933	$2,575	$222,771

Three Months Ended December 31, 2012
Americas	$80,148	$-	$50,321	$-	$130,469
International	47,146	-	55,773	-	102,919
Impairment Charges	(37,651)	-	-	37,651	-
Corporate	(30,422)	1,573	813	-	(28,036)
Other operating income, net	1,797	-	-	(1,797)	-
Consolidated	$61,018	$1,573	$106,907	$35,854	$205,352

Year Ended December 31, 2013
Americas	$306,454	$-	$196,597	$-	$503,051
International	100,912	-	203,927	-	304,839
Impairment Charges	(13,150)	-	-	13,150	-
Corporate	(127,045)	7,725	2,646	-	(116,674)
Other operating income, net	22,979	-	-	(22,979)	-
Consolidated	$290,150	$7,725	$403,170	$(9,829)	$691,216

Year Ended December 31, 2012
Americas	$293,649	$-	$192,023	$-	$485,672
International	77,860	-	205,258	-	283,118
Impairment Charges	(37,651)	-	-	37,651	-
Corporate	(117,815)	10,589	1,983	-	(105,243)
Other operating income, net	50,943	-	-	(50,943)	-
Consolidated	$266,986	$10,589	$399,264	$(13,292)	$663,547

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates and Divestitures to Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2013	2012		2013	2012
Consolidated revenue	$806,096	803,194	0%	$2,946,190	2,946,944	(0%)
Excluding: Foreign exchange (increase) decrease	(2,172)	-		(3,515)	-
Excluding: Divestiture of businesses	-	-		-	(20,404)
Revenue excluding effects of foreign exchange	$803,924	$803,194	0%	$2,942,675	$2,926,540	1%
Americas revenue	$337,620	$343,407	(2%)	$1,290,452	$1,279,257	1%
Excluding: Foreign exchange (increase) decrease	897	-		1,679	-
Americas revenue excluding effects of foreign exchange	$338,517	$343,407	(1%)	$1,292,131	$1,279,257	1%
International revenue	$468,476	$459,787	2%	$1,655,738	$1,667,687	(1%)
Excluding: Foreign exchange (increase) decrease	(3,069)	-		(5,194)	-
Excluding: Divestiture of businesses	-	-		-	(20,404)
International revenue excluding effects of foreign exchange	$465,407	$459,787	1%	$1,650,544	$1,647,283	0%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates and Divestitures to Expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2013	2012		2013	2012
Consolidated expense	$552,439	$569,806	(3%)	$2,138,300	$2,178,154	(2%)
Excluding: Foreign exchange (increase) decrease	(1,745)	-		(5,348)	-
Excluding: Divestiture of businesses	-	-		-	(17,196)
Consolidated expense excluding effects of foreign exchange	$550,694	$569,806	(3%)	$2,132,952	$2,160,958	(1%)
Americas expense	$202,493	$212,938	(5%)	$787,401	$793,585	(1%)
Excluding: Foreign exchange (increase) decrease	702	-		1,350	-
Americas expense excluding effects of foreign exchange	$203,195	$212,938	(5%)	$788,751	$793,585	(1%)
International expense	$349,946	$356,868	(2%)	$1,350,899	$1,384,569	(2%)
Excluding: Foreign exchange (increase) decrease	(2,447)	-		(6,698)	-
Excluding: Divestiture of businesses	-	-		-	(17,196)
International expense excluding effects of foreign exchange	$347,499	$356,868	(3%)	$1,344,201	$1,367,373	(2%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates and Divestitures to OIBDAN

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2013	2012		2013	2012
Consolidated OIBDAN	$222,771	$205,352	8%	$691,216	$663,547	4%
Excluding: Foreign exchange (increase) decrease	(427)	-		1,833	-
Excluding: Divestiture of businesses	-	-		-	(3,208)
OIBDAN excluding effects of foreign exchange	$222,344	$205,352	8%	$693,049	$660,339	5%
Americas OIBDAN	$135,127	$130,469	4%	$503,051	$485,672	4%
Excluding: Foreign exchange (increase) decrease	195	-		330	-
Americas OIBDAN excluding effects of foreign exchange	$135,322	$130,469	4%	$503,381	$485,672	4%
International OIBDAN	$118,530	$102,919	15%	$304,839	$283,118	8%
Excluding: Foreign exchange (increase) decrease	(622)	-		1,503	-
Excluding: Divestiture of businesses	-	-		-	(3,208)
International OIBDAN excluding effects of foreign exchange	$117,908	$102,919	15%	$306,342	$279,910	9%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2013	2012	Change	2013	2012	Change
Corporate Expense	$32,964	$29,609	11%	$124,399	$115,832	7%
Less: Non-cash compensation expense	(2,078)	(1,573)		(7,725)	(10,589)
	$30,886	$28,036	10%	$116,674	$105,243	11%

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2013	2012		2013	2012
OIBDAN	$222,771	$205,352	8%	$691,216	$663,547	4%
Non-cash compensation expense	2,078	1,573		7,725	10,589
Depreciation and amortization	106,933	106,907		403,170	399,264
Impairment charges	13,150	37,651		13,150	37,651
Other operating income, net	10,575	1,797		22,979	50,943
Operating income	111,185	61,018		290,150	266,986
Interest expense	88,658	100,480		352,783	373,876
Interest income on Due from Clear Channel Communications	14,854	14,779		54,210	63,761
Loss on marketable securities	-	(2,578)		(18)	(2,578)
Equity in earnings (loss) of nonconsolidated affiliates	(1,131)	813		(2,092)	843
Loss of extinguishment of debt	-	(221,071)		-	(221,071)
Other (income) expense, net	788	(64)		1,016	(364)
Income (loss) before income taxes	37,038	(247,583)		(9,517)	(266,299)
Income tax benefit (expense)	(17,935)	108,089		(14,809)	107,089
Consolidated net income (loss)	19,103	(139,494)		(24,326)	(159,210)
Less: Amount attributable to noncontrolling interest	6,411	8,916		24,134	23,902
Net income (loss) attributable to the Company	$12,692	$(148,410)		$(48,460)	$(183,112)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 675,000 displays in over 40 countries across five continents, including 47 of the 50 largest markets in the United States.  Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers.  This includes a growing digital platform that now offers over 1,000 digital billboards across 37 U.S. markets.  Clear Channel Outdoor Holdings’ International segment operates in nearly 30 countries across Asia, Australia, Europe and Latin America in a wide variety of formats.  More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 549-0965

Investors
Effie Epstein
Vice President – Planning and Investor Relations
(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; risks that we may not achieve or sustain anticipated cost savings; the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; and the Company’s relationship with Clear Channel Communications and the impact of the above and similar factors on Clear Channel Communications, the Company’s primary direct or indirect external source of capital.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.